NEWS RELEASE

TimkenSteel Corporation Announces
Second-Quarter 2015 Results

•	Net sales of $278.2 million is down 37.1 percent versus prior-year quarter.

•	Net loss of $24.3 million or minus 54 cents per share was driven by oil and gas markets.

•	Generated $30.9 million of free cash flow for the period.

•	Completed $25 million in annualized cost reduction actions.

•	Maintained quarterly dividend of 14 cents per share.

CANTON, Ohio: July 30, 2015 -TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported second-quarter net sales of $278.2 million and a loss of $24.3 million or minus 54 cents per diluted share.  This compares with an adjusted net income(1) of $25.2 million or 55 cents per diluted share in the same quarter last year.
The company completed a program of cost reductions in the quarter that will result in $25 million in annualized savings and continues a tight focus on cost control. The company reaffirmed its projection that these second-quarter earnings will mark the lowest EBITDA quarter of the year.
“Our second-quarter operating results reflect the impact of continued weakness in energy and some industrial end markets, which has our plants operating at below 50 percent melt utilization,” said Ward J. “Tim” Timken, Jr., chairman, CEO and president. “We preserved shareholder value in this difficult market and generated positive cash flow by carefully managing working capital and taking action to reduce costs. We operate with a continuous improvement mentality that is fueling an ongoing focus on cost reduction. At the same time, we’re also pushing forward with a growth strategy that’s centered on some of our most differentiated and highly profitable products and services, which positions us for a strong rebound.”

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 2

SECOND-QUARTER 2015 FINANCIAL SUMMARY

Second-quarter net sales decreased $164.0 million or 37.1 percent year over year and 28.4 percent sequentially.

•	Ship tons were approximately 212,000, a decrease of 26.8 percent over the second quarter of 2014 and 21.8 percent sequentially.

•	U.S. rig count dropped approximately 50 percent, resulting in lower demand for energy and related industrial products compared with the second quarter of 2014 and first-quarter 2015.

•	Surcharge revenue of $38.4 million decreased 62.5 percent from the prior-year quarter and 48.9 percent from the first quarter of 2015 as a result of lower volumes and a drop in No. 1 Busheling Index.

EBIT, excluding restructuring charges, was a loss of $36.3 million, compared with adjusted EBIT(1) of $39.4 million for the same period a year ago and EBIT of $11.2 million for the first-quarter 2015.

•
Melt utilization was 47 percent for the quarter, compared with 76 percent in second-quarter 2014 and 66 percent in first-quarter 2015. Lower volumes and inventory reduction efforts impacted melt utilization, increasing manufacturing costs.

•	Year over year, second-quarter EBIT was lower primarily due to increased manufacturing costs and unfavorable timing impact related to raw material spread, partially offset by LIFO income.

•	Sequentially, EBIT also was unfavorable, driven by demand and manufacturing dynamics.

•	Employee severance costs resulted in restructuring charges of $1.6 million or 4 cents per diluted share.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 3

BUSINESS SEGMENT SECOND-QUARTER RESULTS

Industrial and Mobile Segment

•
Net sales of $211.1 million, including surcharges of $29.2 million, decreased 17.1 percent compared with second-quarter 2014, driven primarily by lower surcharges and reduced demand in the industrial market sector, which offset increased mobile demand.

•
Second-quarter EBIT margin of minus 8.9 percent is lower than the prior-year second-quarter adjusted margin(1) of 6.9 percent, due primarily to higher manufacturing costs and the unfavorable timing impact related to raw material spread.

Energy and Distribution Segment

•
Net sales of $67.1 million, including surcharges of $9.2 million, represents a 64.2 percent decrease over the second quarter of the prior year, driven primarily by lower surcharges and reduced demand for energy-related products as a result of the drop in rig count and higher customer inventory levels.

•
Second-quarter EBIT margin of minus 31.3 percent is lower than prior-year second-quarter adjusted margin(1) of 13.1 percent, driven by unfavorable volume, higher manufacturing costs, and unfavorable timing impact related to raw material spread.

OUTLOOK
Third-Quarter 2015 Revenue

•	Industrial and Mobile

▪	Shipments to be slightly lower than second-quarter 2015

▪	Automotive demand to remain strong

▪	Industrial end markets weakening due to impact from low oil prices; declining mining markets

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 4

•	Energy and Distribution

▪	Shipments to drop about 30 percent from the second-quarter 2015

▪	Weaker oil and gas markets due to low oil prices and associated decrease in energy exploration and production spend

▪	Lower distribution channel demand across both energy and industrial end markets due to high customer inventory levels
Third-Quarter 2015 EBITDA

•	Expect EBITDA between breakeven and a loss of $15 million for the third quarter

•	Negative impact from weakness in oil and gas and certain industrial end markets

•	Unfavorable manufacturing impacts due to lower than 50 percent melt utilization and inventory reduction efforts

•	Improved raw material spread as a result of stabilizing scrap prices
Other guidance

•	2015 capital spending to be between $75 million and $85 million; a reduction from prior guidance of $80 million to $90 million

•	Maintain dividend at current levels, subject to board approval

•	Repurchase of 2 million shares through 2016

The company will host a conference call at 9 a.m. EDT on Friday, July 31, 2015, to discuss its financial performance with investors and analysts. The financial results and second-quarter 2015 earnings supporting information are available on our website at investors.timkensteel.com.

Conference Call Friday, July 31, 2015 9 a.m. EDT	Toll-free dial-in: 877-201-0168 International dial-in: 647-788-4901 Conference ID: 73827500
Conference Call Replay Available through August 14, 2015	Dial-in: 855-859-2056 or 404-537-3406 Replay passcode: 73827500
Live Webcast	investors.timkensteel.com

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 5

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what's possible within their industries. The company reaches around the world in its customers' products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. Operating from five countries, TimkenSteel posted sales of $1.7 billion in 2014 and was named 2015 Steel Producer of the Year by American Metal Market. Follow us on Twitter @TimkenSteel.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 6

(1)NON-GAAP FINANCIAL MEASURES
TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP") and corresponding metrics as non-GAAP financial measures. EBIT is defined as net income before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the company's performance. It also is a useful reflection of the underlying growth from the ongoing activities of the business and provides improved comparability of results.
TimkenSteel was spun off from its former parent company, The Timken Company, effective as of June 30, 2014. For the period prior to the spinoff, the consolidated financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of The Timken Company. TimkenSteel’s consolidated financial statements include certain expenses of its former parent that were allocated to the steel business for certain functions, including general corporate expenses related to finance, legal, information technology, human resources, compliance, shared services, insurance, employee benefits and incentives and stock-based compensation. TimkenSteel considers the expense allocation methodology and results to be reasonable for all periods presented. However, these allocations may not be indicative of the actual expenses TimkenSteel would have incurred as an independent public company or of the costs it will incur in the future.
Adjusted net income is defined as net income reduced for stand-alone costs reflected at a normal run-rate. Adjusted EPS is defined as adjusted net income divided by the weighted average shares outstanding including the dilutive effect of stock-based awards. Adjusted EBIT is defined as EBIT reduced for stand-alone costs reflected at a normal run-rate. Adjusted EBIT margin is defined as adjusted EBIT as a percentage of net sales. Management believes that reporting adjusted net income, adjusted EPS, adjusted EBIT and adjusted EBIT margin is useful to investors as these measures are representative of the company's performance. They also better reflect the underlying growth from the ongoing activities of the business and provide an indication of the company’s performance as an independent public company.
See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures

NEWS RELEASE / Page 7

for the three and six months ended June 30, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.
#
This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the company’s ability to realize the expected benefits of the spinoff; the costs associated with being an independent public company, which may be higher than anticipated; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade continue in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; and changes in worldwide financial

NEWS RELEASE / Page 8

markets, including availability of financing and interest rates, which affect the company’s cost of funds and/or ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products, and the amount of any dividend declared by the company’s board of directors on its common shares.

Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control.

Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TimkenSteel Corporation
1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706

Media Contact: Joe Milicia	Investor Contact: Tina Beskid
P 330.471.7760	P 330.471.5621
news@timkensteel.com	ir@timkensteel.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$278.2	$442.2	$666.9	$831.7
Cost of products sold	284.3	369.5	631.4	685.5
Gross (Loss) Profit	(6.1)	72.7	35.5	146.2
Selling, general & administrative expenses (SG&A)	29.7	26.1	58.8	50.4
Impairment and restructuring charges	1.6	—	2.0	—
Other expense (income), net	0.5	1.5	1.4	(0.1)
(Loss) Earnings Before Interest and Taxes (EBIT) (1)	(37.9)	45.1	(26.7)	95.9

Interest expense	1.0	0.7	1.1	0.7
(Loss) Income Before Income Taxes	(38.9)	44.4	(27.8)	95.2
(Benefit) provision for income taxes	(14.6)	15.8	(10.4)	32.9
Net (Loss) Income	($24.3)	$28.6	($17.4)	$62.3

Net (Loss) Income per Common Share:
Basic (loss) earnings per share	($0.54)	$0.63	($0.39)	$1.36
Diluted (loss) earnings per share	($0.54)	$0.62	($0.39)	$1.35

Weighted average shares outstanding	44,779,016	45,729,624	44,776,190	45,729,624
Weighted average shares outstanding - assuming dilution	44,779,016	46,249,507	44,776,190	46,249,507

(1) EBIT is defined as net (loss) income before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

Table Page 1

BUSINESS SEGMENTS
(Dollars in millions, except per ton data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Industrial & Mobile
Net sales	$211.1	$254.7	$444.6	$486.5
(Loss) earnings before interest and taxes (EBIT) (1)	(18.8)	20.1	(14.3)	47.4
EBIT Margin (1)	(8.9)%	7.9%	(3.2)%	9.7%
Shipments (in tons)	160,124	169,002	324,291	322,789
Average selling price per ton, including surcharges	$1,318	$1,507	$1,371	$1,507

Energy & Distribution
Net sales	$67.1	$187.5	$222.3	$345.2
(Loss) earnings before interest and taxes (EBIT) (1)	(21.0)	28.2	(16.4)	56.4
EBIT Margin (1)	(31.3)%	15.0%	(7.4)%	16.3%
Shipments (in tons)	51,812	120,461	158,747	216,547
Average selling price per ton, including surcharges	$1,295	$1,557	$1,400	$1,594

Unallocated (2)	$1.9	($3.2)	$4.0	($7.9)

Consolidated
Net sales	$278.2	$442.2	$666.9	$831.7
(Loss) earnings before interest and taxes (EBIT) (1)	(37.9)	45.1	(26.7)	95.9
EBIT Margin (1)	(13.6)%	10.2%	(4.0)%	11.5%

(1) EBIT is defined as net (loss) income before interest expense and income taxes. EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated are costs associated with strategy, corporate development, tax, treasury, legal, internal audit, LIFO and general administration expenses.

Table Page 2

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions) (Unaudited)	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$35.7	$34.5
Accounts receivable, net of allowances	115.3	167.1
Inventories, net	229.5	293.8
Deferred income taxes	20.3	20.3
Prepaid expenses	10.0	28.0
Other current assets	9.3	7.6
Total Current Assets	420.1	551.3
Property, Plant and Equipment, net	764.5	771.9
Pension assets	10.3	8.0
Intangible assets, net	31.6	30.3
Other non-current assets	2.5	2.6
Total Other Assets	44.4	40.9
Total Assets	$1,229.0	$1,364.1

LIABILITIES
Accounts payable, trade	$61.8	$120.2
Salaries, wages and benefits	24.0	49.1
Accrued pension and postretirement cost	17.8	17.8
Income taxes payable	0.3	0.3
Other current liabilities	30.0	38.1
Total Current Liabilities	133.9	225.5
Long-term debt	175.2	185.2
Accrued pension and postretirement cost	110.1	119.1
Deferred income taxes	69.9	75.1
Other non-current liabilities	10.0	11.1
Total Non-Current Liabilities	365.2	390.5
EQUITY
Additional paid-in capital	1,050.8	1,050.7
Retained earnings	(0.5)	29.4
Treasury shares	(34.2)	(34.7)
Accumulated other comprehensive loss	(286.2)	(297.3)
Total Equity	729.9	748.1
Total Liabilities and Equity	$1,229.0	$1,364.1

Table Page 3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions) (Unaudited)	2015	2014	2015	2014
CASH PROVIDED (USED)
Operating Activities
Net (loss) income	($24.3)	$28.6	($17.4)	$62.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19.1	14.0	36.7	27.6
Impairment charges	—	—	0.4	—
Loss (gain) on sale or disposal of assets	—	1.5	0.2	1.3
Deferred income taxes	(15.6)	(15.5)	(12.0)	(15.5)
Stock-based compensation expense	2.8	1.1	4.8	2.0
Pension and postretirement expense	6.5	3.7	15.1	3.7
Pension and postretirement contributions and payments	(3.1)	(14.8)	(8.3)	(14.8)
Changes in operating assets and liabilities:
Accounts receivable, including due from related party	51.4	—	51.8	(29.0)
Inventories, net	47.7	(9.3)	64.3	(11.8)
Accounts payable, including due to related party	(35.0)	1.4	(58.4)	28.5
Other accrued expenses	(0.1)	(1.7)	(31.4)	(1.6)
Prepaid expenses	(1.8)	—	18.0	—
Other, net	—	1.1	(1.6)	2.8
Net Cash Provided by Operating Activities	47.6	10.1	62.2	55.5
Investing Activities
Capital expenditures	(16.7)	(32.6)	(34.6)	(65.6)
Proceeds from sale of assets	0.1	—	0.3	—
Net Cash Used by Investing Activities	(16.6)	(32.6)	(34.3)	(65.6)
Financing Activities
Cash dividends paid to shareholders	(6.2)	—	(12.5)	—
Purchase of treasury shares	(0.3)	—	(5.0)	—
Proceeds from exercise of stock options	0.2	—	1.3	—
Payment on long-term debt	(20.0)	(30.2)	(40.0)	(30.2)
Proceeds from issuance of debt	—	130.2	30.0	130.2
Dividend paid to The Timken Company	—	(50.0)	—	(50.0)
Net transfers from (to) Timken and subsidiaries	—	16.2	(0.5)	3.8
Net Cash (Used) Provided by Financing Activities	(26.3)	66.2	(26.7)	53.8
Effect of exchange rate changes on cash	—	—	—	—
Increase In Cash and Cash Equivalents	4.7	43.7	1.2	43.7
Cash and cash equivalents at beginning of period	31.0	—	34.5	—
Cash and Cash Equivalents at End of Period	$35.7	$43.7	$35.7	$43.7

Table Page 4

Reconciliation of EBIT and EBIT Excluding Restructuring Charges to GAAP Net (Loss) Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes EBIT and EBIT excluding restructuring charges is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net (loss) income to EBIT and EBIT excluding restructuring charges.

(Dollars in millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net (loss) income	($24.3)	$28.6	($17.4)	$62.3

(Benefit) provision for income taxes	(14.6)	15.8	(10.4)	32.9
Interest expense	1.0	0.7	1.1	0.7
(Loss) Earnings Before Interest and Taxes (EBIT)	($37.9)	$45.1	($26.7)	$95.9

Restructuring charges	1.6	—	1.6	—
EBIT Excluding Restructuring Charges	($36.3)	$45.1	($25.1)	$95.9

Table Page 5

Reconciliation of Total Debt to Net Debt and the Ratio of Total Debt and Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital and net debt to capital, is defined as total debt plus total equity. Management believes net debt is an important measure of the Company's financial position due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	June 30, 2015	December 31, 2014
Long-term debt	$175.2	$185.2
Less: Cash and cash equivalents	(35.7)	(34.5)
Net Debt	$139.5	$150.7

Total Equity	$729.9	$748.1

Ratio of Total Debt to Capital	19.4%	19.8%
Ratio of Net Debt to Capital	15.4%	16.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.
(Dollars in millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Cash Provided by Operating Activities	$47.6	$10.1	$62.2	$55.5
Less: Capital expenditures	(16.7)	(32.6)	(34.6)	(65.6)
Free Cash Flow	$30.9	($22.5)	$27.6	($10.1)

Table Page 6

Adjusted EBIT and Adjusted EBIT Margin Reconciliation:
Management believes that reporting adjusted EBIT and adjusted EBIT margin is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales
Industrial & Mobile	$211.1	$254.7	$444.6	$486.5
Energy & Distribution	67.1	187.5	222.3	345.2
	$278.2	$442.2	$666.9	$831.7

Adjusted EBIT (3)
Industrial & Mobile EBIT	($18.8)	$20.1	($14.3)	$47.4
Incremental stand-alone costs	—	(2.5)	—	(5.6)
Adjusted Industrial & Mobile EBIT	($18.8)	$17.6	($14.3)	$41.8

Energy & Distribution EBIT	($21.0)	$28.2	($16.4)	$56.4
Incremental stand-alone costs	—	(3.6)	—	(6.7)
Adjusted Energy & Distribution EBIT	($21.0)	$24.6	($16.4)	$49.7

Unallocated	$1.9	($3.2)	$4.0	($7.9)
Incremental stand-alone costs	—	0.4	—	0.9
Adjusted Unallocated	$1.9	($2.8)	$4.0	($7.0)

Consolidated EBIT	($37.9)	$45.1	($26.7)	$95.9
Incremental stand-alone costs	—	(5.7)	—	(11.4)
Adjusted Consolidated EBIT	($37.9)	$39.4	($26.7)	$84.5

Adjusted EBIT Margin (3)
Industrial & Mobile	(8.9%)	6.9%	(3.2%)	8.6%
Energy & Distribution	(31.3%)	13.1%	(7.4%)	14.4%
Consolidated	(13.6%)	8.9%	(4.0%)	10.2%

(3) EBIT is defined as net (loss) income before interest expense and income taxes. Adjusted EBIT reflects EBIT adjusted for the impact of estimated incremental stand-alone costs. Adjusted EBIT Margin is defined as adjusted EBIT as a percentage of net sales.

Table Page 7

Adjusted (Loss) Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation:
Management believes that reporting adjusted EBITDA is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars in millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted Consolidated EBIT	($37.9)	$39.4	($26.7)	$84.5
Depreciation and amortization	19.1	14.0	36.7	27.6
Incremental depreciation and amortization	—	2.7	—	5.4
Total Depreciation and Amortization	$19.1	$16.7	$36.7	$33.0

Adjusted EBITDA (4)	($18.8)	$56.1	$10.0	$117.5
% of net sales	(6.8%)	12.7%	1.5%	14.1%

(4) Adjusted EBITDA is defined as net (loss) income before interest expense, income taxes, depreciation and amortization adjusted for impact of estimated incremental depreciation and amortization.

Adjusted Net (Loss) Income Reconciliation:
Management believes that reporting adjusted net (loss) income is useful to investors to give an indication of the Company's performance as an independent public company.
(Dollars and shares in millions, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net (Loss) Income	($24.3)	$28.6	($17.4)	$62.3
Incremental stand-alone costs, net of tax	—	(3.4)	—	(7.8)
Adjusted Net (Loss) Income	($24.3)	$25.2	($17.4)	$54.5

Weighted Average Shares Outstanding - Assuming Dilution	44.8	46.2	44.8	46.2
Adjusted Diluted (Loss) Earnings Per Share	($0.54)	$0.55	($0.39)	$1.18

Table Page 8